Senesco Announces Quotation of Common Stock on the Over-the-Counter Securities Market

BRIDGEWATER, N.J. (November 21st, 2012) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (OTC:SNTI) announced that as of Wednesday, November 21, 2012, the Company’s common stock will be quoted on the OTC.QB under the ticker symbol SNTI. Quotes for the Company’s common stock can be obtained on the OTC Markets website, www.otcmarkets.com. The Company plans to continue to be a fully reporting issuer compliant with applicable federal and state regulations.

“Over the last several months ahead of the NYSE MKT imposed deadline, we have been working to maintain our NYSE MKT listing and had established that we needed to raise considerable additional capital to get back in compliance with NYSE MKT listing requirements. Management and the board decided that a highly dilutive or toxic financing at the current time just to maintain the NYSE MKT listing was not in the best interest of our stockholders and that stockholders would be better served by temporarily moving over to OTC,” stated Dr. Leslie J. Browne, President & CEO of Senesco. “Now that we have successfully transferred to OTC we are no longer required to meet the net equity requirement to stay on NYSE MKT, and we are able to use capital that we may raise to build on the previously reported promising results from the ongoing clinical trial and advance the SNS01-T study towards completion.”

Senesco plans to release a corporate update on Monday, November 26th, 2012, by way of a press release, to describe progress on various aspects of the business.

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is sponsoring a clinical study to evaluate its lead therapeutic candidate SNS01-T in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma. SNS01-T targets B-cell cancers and selectively induces apoptosis by modulating eukaryotic translation initiation factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ commercialized products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"), as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joel Brooks	Heather Branham

Chief Financial Officer	908-393-9393

Leslie J. Browne, Ph.D.

President & CEO	info@senesco.com